Exhibit 99.1

NEWS RELEASE

Nabors Announces Second Quarter 2024 Results

HAMILTON, Bermuda, July 23, 2024 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported second quarter 2024 operating revenues of $735 million, compared to operating revenues of $734 million in the first quarter. The net loss attributable to Nabors shareholders for the quarter was $32 million, compared to a net loss of $34 million in the first quarter. This equates to a loss of $4.29 per diluted share, compared to a loss per diluted share of $4.54 in the first quarter. Second quarter adjusted EBITDA was $218 million, compared to $221 million in the previous quarter.

Highlights

o	Nabors Lower 48 rigs continued to set the standard for performance on challenging wells. A major operator in the Delaware Basin drilled its fastest four-mile lateral, utilizing a Nabors PACE®-X rig and a package of NDS technology. A second large operator, in the Eagle Ford, drilled a single-run, four-mile lateral in 14 days, using a Nabors PACE®-M1000 rig.

o	A large operator in the Bakken committed to Nabors’ full automation suite across all of its rigs, including SmartDRILL™ and SmartSLIDE®. With these installations, NDS will reach record penetration of its automated directional drilling solution on Nabors rigs.

o	A major operator committed funding to support the next generation of Nabors’ RZR red zone robotics drillfloor automation module. This includes an installation on one of this client’s rigs in the Permian, and the opportunity to scale up from there.

o	Kuwait Oil Company formally awarded multiyear contracts for three high-specification rigs. The Company plans to deploy existing in-country rigs for this opportunity.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “Our second quarter operating results were better than we expected. This performance was driven by growth and higher average daily margins in our International Drilling segment, as well as stronger performance in our Drilling Solutions and Rig Technologies segments.

“Rig count continued to grow in our International segment, as we started up previously awarded rigs. With a substantial number of additional rig awards already in hand, across the Middle East and Latin America, we have a well-defined trajectory for international expansion over the next couple of years. We have scheduled 19 deployments over the next 18 months. We also have identified additional opportunities that could extend this growth path.

“Stable pricing supported our results in the Lower 48 market. Our average rig count decreased somewhat compared to the prior quarter, essentially in line with our expectation. Activity declines in the Northeast and South Texas were partially offset by increases in North Dakota and our Western region. Results in our Drilling Solutions segment were above our target, reflecting growth in our International markets as well as on third party rigs in the U.S.”

NEWS RELEASE

Segment Results

The U.S. Drilling segment reported second quarter adjusted EBITDA of $114.0 million, compared to $120.4 million in the first quarter. Nabors’ second quarter Lower 48 average rig count totaled 69, versus 72 in the first quarter. Daily adjusted gross margin in that market averaged $15,600, down 2% as compared to the prior quarter.

International Drilling adjusted EBITDA totaled $106.4 million, compared to $102.5 million in the first quarter. Average rig count increased to 84 from 81, driven by rig additions in Algeria and Saudi Arabia. Daily adjusted gross margin for the second quarter averaged $16,050, essentially in line with the prior quarter.

Drilling Solutions adjusted EBITDA was $32.5 million, compared to $31.8 million in the first quarter. This increase was essentially driven by revenue growth on third-party Lower 48 and international rigs of 22% and 18%, respectively.

In Rig Technologies, adjusted EBITDA increased to $7.3 million, versus $6.8 million in the first quarter. The increase was spread across business lines including capital equipment, OEM repair, and energy transition.

Adjusted Free Cash Flow

Adjusted free cash flow was $57 million in the second quarter. Capital expenditures totaled $138 million, which included $56 million supporting the newbuilds in Saudi Arabia. This compares to $112 million in the first quarter, including $35 million supporting the newbuilds.

William Restrepo, Nabors CFO, stated, “Our overall results exceeded outlook. The emerging international market strength we saw last year is now manifesting in rig additions for our International drilling segment. We expect our pipeline of scheduled international deployments to drive an increase in rig count of at least 20% from the end of 2023 through the end of 2025. This includes rigs in Algeria, Argentina, Kuwait, and Saudi Arabia. On top of these, we have multiple attractive opportunities. Our approach to these opportunities will remain disciplined, ensuring they are consistent with our free cash flow commitments over the next few years.

“In the U.S., our Lower 48 results were supported by continued high utilization of high-spec rigs and strong pricing. As we look ahead, we see opportunities to add rigs and offset some of the attrition in the natural gas focused markets. We expect our rig count to increase moderately for the balance of the year.

“We achieved significant milestones to solidify our capital structure. During the second quarter, we increased the amount on our revolving credit facility and extended it until 2029. More recently, we placed $550 million of notes due in 2031. With these proceeds, we intend to retire the similar notes due in 2026. Once completed, our next maturity comes in mid-2027.

“The strong results drove our cash generation. Adjusted free cash flow for the first half of the year reached $65 million. This performance supports our previous full-year 2024 adjusted free cash flow target of $100-$200 million.”

NEWS RELEASE

Outlook

Nabors expects the following metrics for the third quarter of 2024:

U.S. Drilling

o	Lower 48 average rig count of approximately 70 rigs

o	Lower 48 daily adjusted gross margin of $15,100-$15,200

o	Alaska and Gulf of Mexico combined adjusted EBITDA of approximately $20 million

International

o	Average rig count up by approximately one rig versus the second quarter average

o	Daily adjusted gross margin of $16,200-$16,300

Drilling Solutions

o	Adjusted EBITDA up sequentially by approximately 6%

Rig Technologies

o	Adjusted EBITDA up sequentially by approximately $1.5 million

Capital Expenditures

o	Capital expenditures of $190-$200 million, with $80-$85 million for the newbuilds in Saudi Arabia

o	Full-year capital expenditures of approximately $590 million, including funding for the recent rig awards

Adjusted Free Cash Flow

o	Full year adjusted free cash flow of $100-$200 million

Mr. Petrello concluded, “These results, and our outlook, illustrate the success of our strategy. We remain committed to deploying the global drilling industry’s leading technology. The growing adoption of these innovations by our client base across the globe gives us confidence that we are on the right track. And as I’ve stated before, we expect the extraordinary strength of the international markets to continue driving our growth over the coming years.”

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

NEWS RELEASE

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) from continuing operations before income taxes, interest expense, investment income (loss), and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies.

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per share amounts)	2024	2023	2024	2024	2023

Revenues and other income:
Operating revenues	$734,798	$767,067	$733,704	$1,468,502	$1,546,206
Investment income (loss)	8,181	11,743	10,201	18,382	21,609
Total revenues and other income	742,979	778,810	743,905	1,486,884	1,567,815

Costs and other deductions:
Direct costs	440,225	455,531	437,077	877,302	917,860
General and administrative expenses	62,154	63,232	61,751	123,905	124,962
Research and engineering	14,362	13,281	13,863	28,225	28,355
Depreciation and amortization	160,141	159,698	157,685	317,826	322,729
Interest expense	51,493	46,164	50,379	101,872	91,305
Other, net	12,079	(1,775)	16,108	28,187	(44,150)
Total costs and other deductions	740,454	736,131	736,863	1,477,317	1,441,061

Income (loss) before income taxes	2,525	42,679	7,042	9,567	126,754
Income tax expense (benefit)	15,554	26,448	16,044	31,598	49,463

Net income (loss)	(13,029)	16,231	(9,002)	(22,031)	77,291
Less: Net (income) loss attributable to noncontrolling interest	(19,226)	(11,620)	(25,331)	(44,557)	(23,456)
Net income (loss) attributable to Nabors	$(32,255)	$4,611	$(34,333)	$(66,588)	$53,835

Earnings (losses) per share:
Basic	$(4.29)	$(0.31)	$(4.54)	$(8.83)	$4.05
Diluted	$(4.29)	$(0.31)	$(4.54)	$(8.83)	$3.79

Weighted-average number of common shares outstanding:
Basic	9,207	9,195	9,176	9,191	9,178
Diluted	9,207	9,195	9,176	9,191	10,141

Adjusted EBITDA	$218,057	$235,023	$221,013	$439,070	$475,029

Adjusted operating income (loss)	$57,916	$75,325	$63,328	$121,244	$152,300

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	March 31,	December 31,
(In thousands)	2024	2024	2023
ASSETS
Current assets:
Cash and short-term investments	$473,608	$425,560	$1,070,178
Accounts receivable, net	368,550	416,873	347,837
Other current assets	235,632	231,926	227,663
Total current assets	1,077,790	1,074,359	1,645,678
Property, plant and equipment, net	2,813,148	2,841,294	2,898,728
Other long-term assets	724,755	729,319	733,559
Total assets	$4,615,693	$4,644,972	$5,277,965

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$-	$-	$629,621
Trade accounts payable	331,468	319,436	294,442
Other current liabilities	259,454	282,982	289,918
Total current liabilities	590,922	602,418	1,213,981
Long-term debt	2,514,169	2,512,175	2,511,519
Other long-term liabilities	247,587	256,956	271,380
Total liabilities	3,352,678	3,371,549	3,996,880

Redeemable noncontrolling interest in subsidiary	761,415	750,600	739,075

Equity:
Shareholders' equity	250,371	286,338	326,614
Noncontrolling interest	251,229	236,485	215,396
Total equity	501,600	522,823	542,010
Total liabilities and equity	$4,615,693	$4,644,972	$5,277,965

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except rig activity)	2024	2023	2024	2024	2023
Operating revenues:
U.S. Drilling	$259,723	$314,830	$271,989	$531,712	$665,482
International Drilling	356,733	337,650	349,359	706,092	657,698
Drilling Solutions	82,961	76,855	75,574	158,535	151,898
Rig Technologies (1)	49,546	63,565	50,156	99,702	122,044
Other reconciling items (2)	(14,165)	(25,833)	(13,374)	(27,539)	(50,916)
Total operating revenues	$734,798	$767,067	$733,704	$1,468,502	$1,546,206

Adjusted EBITDA: (3)
U.S. Drilling	$114,020	$141,446	$120,403	$234,423	$297,935
International Drilling	106,371	98,331	102,498	208,869	186,939
Drilling Solutions	32,468	32,756	31,787	64,255	64,670
Rig Technologies (1)	7,330	6,408	6,801	14,131	11,362
Other reconciling items (4)	(42,132)	(43,918)	(40,476)	(82,608)	(85,877)
Total adjusted EBITDA	$218,057	$235,023	$221,013	$439,070	$475,029

Adjusted operating income (loss): (5)
U.S. Drilling	$45,085	$75,408	$50,529	$95,614	$161,277
International Drilling	23,672	10,407	22,476	46,148	12,364
Drilling Solutions	27,319	28,351	26,893	54,212	55,489
Rig Technologies (1)	4,860	5,052	4,209	9,069	8,746
Other reconciling items (4)	(43,020)	(43,893)	(40,779)	(83,799)	(85,576)
Total adjusted operating income (loss)	$57,916	$75,325	$63,328	$121,244	$152,300

Rig activity:
Average Rigs Working: (7)
Lower 48	68.7	81.6	71.9	70.3	87.4
Other US	6.3	7.0	6.8	6.5	7.0
U.S. Drilling	75.0	88.6	78.7	76.8	94.4
International Drilling	84.4	77.1	81.0	82.7	76.8
Total average rigs working	159.4	165.7	159.7	159.5	171.2

Daily Rig Revenue: (6),(8)
Lower 48	$35,334	$36,751	$35,468	$35,402	$36,593
Other US	68,008	65,860	64,402	66,135	68,263
U.S. Drilling (10)	38,076	39,049	37,968	38,020	38,940
International Drilling	46,469	48,106	47,384	46,917	47,319

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$15,598	$16,890	$16,011	$15,809	$16,784
Other US	38,781	35,932	35,184	36,912	36,520
U.S. Drilling (10)	17,544	18,394	17,667	17,607	18,246
International Drilling	16,050	16,276	16,061	16,056	15,754

1-3

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

1-4

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

Reconciliation of Earnings per Share

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in thousands, except per share amounts)	2024	2023	2024	2024	2023
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$(13,029)	$16,231	$(9,002)	$(22,031)	$77,291
Less: net (income) loss attributable to noncontrolling interest	(19,226)	(11,620)	(25,331)	(44,557)	(23,456)
Less: distributed and undistributed earnings allocated to unvested shareholders	—	—	—	—	(1,869)
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(7,283)	(7,436)	(7,283)	(14,566)	(14,790)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$(39,538)	$(2,825)	$(41,616)	$(81,154)	$37,176

Weighted-average number of shares outstanding - basic	9,207	9,195	9,176	9,191	9,178
Earnings (losses) per share:
Total Basic	$(4.29)	$(0.31)	$(4.54)	$(8.83)	$4.05

DILUTED EPS:
Adjusted income (loss) from continuing operations, net of tax - basic	$(39,538)	$(2,825)	$(41,616)	$(81,154)	$37,176
Add: after tax interest expense of convertible notes	—	—	—	—	1,272
Add: effect of reallocating undistributed earnings of unvested shareholders	—	—	—	—	10
Adjusted income (loss), net of tax - diluted	$(39,538)	$(2,825)	$(41,616)	$(81,154)	$38,458

Weighted-average number of shares outstanding - basic	9,207	9,195	9,176	9,191	9,178
Add: if converted dilutive effect of convertible notes	—	—	—	—	918
Add: dilutive effect of potential common shares	—	—	—	—	45
Weighted-average number of shares outstanding - diluted	9,207	9,195	9,176	9,191	10,141
Earnings (losses) per share:
Total Diluted	$(4.29)	$(0.31)	$(4.54)	$(8.83)	$3.79

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$45,085	$23,672	$27,319	$4,860	$(43,020)	$57,916
Depreciation and amortization	68,935	82,699	5,149	2,470	888	160,141
Adjusted EBITDA	$114,020	$106,371	$32,468	$7,330	$(42,132)	$218,057

	Three Months Ended June 30, 2023
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$75,408	$10,407	$28,351	$5,052	$(43,893)	$75,325
Depreciation and amortization	66,038	87,924	4,405	1,356	(25)	159,698
Adjusted EBITDA	$141,446	$98,331	$32,756	$6,408	$(43,918)	$235,023

	Three Months Ended March 31, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$50,529	$22,476	$26,893	$4,209	$(40,779)	$63,328
Depreciation and amortization	69,874	80,022	4,894	2,592	303	157,685
Adjusted EBITDA	$120,403	$102,498	$31,787	$6,801	$(40,476)	$221,013

	Six Months Ended June 30, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$95,614	$46,148	$54,212	$9,069	$(83,799)	$121,244
Depreciation and amortization	138,809	162,721	10,043	5,062	1,191	317,826
Adjusted EBITDA	$234,423	$208,869	$64,255	$14,131	$(82,608)	$439,070

	Six Months Ended June 30, 2023
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$161,277	$12,364	$55,489	$8,746	$(85,576)	$152,300
Depreciation and amortization	136,658	174,575	9,181	2,616	(301)	322,729
Adjusted EBITDA	$297,935	$186,939	$64,670	$11,362	$(85,877)	$475,029

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2024	2023	2024	2024	2023
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$32,841	$60,496	$39,264	$72,105	$134,567
Plus: General and administrative costs	4,390	5,209	4,823	9,213	10,264
Plus: Research and engineering	909	1,189	964	1,873	2,708
GAAP Gross Margin	38,140	66,894	45,051	83,191	147,539
Plus: Depreciation and amortization	59,332	58,533	59,733	119,065	118,041
Adjusted gross margin	$97,472	$125,427	$104,784	$202,256	$265,580

Other - U.S. Drilling
Adjusted operating income (loss)	$12,244	$14,912	$11,265	$23,509	$26,710
Plus: General and administrative costs	306	323	325	631	668
Plus: Research and engineering	45	132	47	92	259
GAAP Gross Margin	12,595	15,367	11,637	24,232	27,637
Plus: Depreciation and amortization	9,602	7,504	10,142	19,744	18,616
Adjusted gross margin	$22,197	$22,871	$21,779	$43,976	$46,253

U.S. Drilling
Adjusted operating income (loss)	$45,085	$75,408	$50,529	$95,614	$161,277
Plus: General and administrative costs	4,696	5,532	5,148	9,844	10,932
Plus: Research and engineering	954	1,321	1,011	1,965	2,967
GAAP Gross Margin	50,735	82,261	56,688	107,423	175,176
Plus: Depreciation and amortization	68,934	66,037	69,875	138,809	136,657
Adjusted gross margin	$119,669	$148,298	$126,563	$246,232	$311,833

International Drilling
Adjusted operating income (loss)	$23,672	$10,407	$22,476	$46,148	$12,364
Plus: General and administrative costs	15,434	14,089	14,415	29,849	28,424
Plus: Research and engineering	1,404	1,821	1,508	2,912	3,606
GAAP Gross Margin	40,510	26,317	38,399	78,909	44,394
Plus: Depreciation and amortization	82,700	87,924	80,022	162,722	174,576
Adjusted gross margin	$123,210	$114,241	$118,421	$241,631	$218,970

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2024	2023	2024	2024	2023
Net income (loss)	$(13,029)	$16,231	$(9,002)	$(22,031)	$77,291
Income tax expense (benefit)	15,554	26,448	16,044	31,598	49,463
Income (loss) from continuing operations before income taxes	2,525	42,679	7,042	9,567	126,754
Investment (income) loss	(8,181)	(11,743)	(10,201)	(18,382)	(21,609)
Interest expense	51,493	46,164	50,379	101,872	91,305
Other, net	12,079	(1,775)	16,108	28,187	(44,150)
Adjusted operating income (loss) (1)	57,916	75,325	63,328	121,244	152,300
Depreciation and amortization	160,141	159,698	157,685	317,826	322,729
Adjusted EBITDA (2)	$218,057	$235,023	$221,013	$439,070	$475,029

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

1-8

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	June 30,	March 31,	December 31,
(In thousands)	2024	2024	2023
Current debt	$-	$-	$629,621
Long-term debt	2,514,169	2,512,175	2,511,519
Total Debt	2,514,169	2,512,175	3,141,140
Less: Cash and short-term investments	473,608	425,560	1,070,178
Net Debt	$2,040,561	$2,086,615	$2,070,962

1-9

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	March 31,	June 30,
(In thousands)	2024	2024	2024
Net cash provided by operating activities	$181,659	$107,239	$288,898
Add: Capital expenditures, net of proceeds from sales of assets	(125,010)	(99,125)	(224,135)
Adjusted free cash flow	$56,649	$8,114	$64,763

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders.  Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

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